Exhibit 99.1

July 16, 2009

Mr. Morris S. Young

C/o 4281 Technology Drive

Fremont, CA 94538

Dear Morris:

AXT, Inc. (“AXT” or the “Company”) is pleased to offer employment to you on the following terms.

1.             Position. Your position will be Chief Executive Officer, reporting to the Company’s Board of Directors.  Your principal place of employment will be Fremont, California.  You will devote your full time, ability, attention, energy, knowledge, skill, and productive employment time solely to performing your duties as an employee of AXT.  You will comply with all of AXT’s rules and policies.  However, except as specifically described below, if there is any conflict between any such rule or policy and the terms of this letter, the latter will prevail.

2.             Compensation.

(a)           Your salary will be $300,000 per annum, payable in equal biweekly installments in accordance with the Company’s regular payroll policies, less applicable withholding.

(b)           You will be granted a stock option to purchase 300,000 shares of the Company’s Common Stock (the “Option”) at an exercise price equal to the closing price of the Company’s Common Stock on the Nasdaq Stock Market on July 16, 2009.  Twenty five percent (25%) of the shares will vest on the one year anniversary of the date of grant, being July 16, 2010.  Then the balance will vest at the rate of one forty-eighth (1/48) per month for the remaining Thirty-six (36) months.  Options shall be granted under the Company’s Equity Incentive Plan, and pursuant to the standard form option agreement approved by the Board of Directors.

(c)           You will be eligible to participate in the annual bonus plan established by the Compensation Committee of the Board of Directors for executive officers of the Company.  For calendar year 2009, the target bonus amount payable to you under this plan shall be 60% of your base salary, pro rated for the number of months that you serve as Chief Executive Officer.  Your bonus payment eligibility for calendar year 2009 will be based on the achievement of specific goals and performance objectives previously established by the Compensation Committee for all executive officers for fiscal year 2009.

(d)           Although you will remain as a member of the Board of Directors of the Company, you will no longer be eligible to receive compensation for your services as a director.

3.             Employee Benefits.  During the term of this Agreement, you will be entitled to all of the Company’s standard benefits for employees at your level.  You shall be eligible for health insurance coverage from the date of commencement of your employment.  You will be eligible for four weeks of vacation per year.  Your participation in the Company’s 401(k) plan will, to the extent allowed by the terms of the plan, be fully vested from the commencement of your employment.  Spousal travel benefits will be considered if you are required to maintain a prolonged stay in China on behalf of the Company.

4.             Outside Activities.  While employed by AXT, and unless otherwise agreed in writing, you will not:  (a) undertake any other form of employment or other activity that may negatively affect the performance of your duties as an employee of AXT; (b) directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other capacity, engage or assist any third party in engaging in any business competitive with the business of AXT or any parent, subsidiary or affiliate.  You will not engage in unfair competition with AXT or any parent, subsidiary or affiliate, aid others in any unfair competition with AXT or any parent, subsidiary or affiliate, in any way breach the confidence that AXT or any parent, subsidiary or affiliate has placed in you.

5.             Termination Without Cause.  We are entering into this Agreement because we hope to have a long and productive relationship.  However, if the Company terminates you from employment other than for “Cause” (as defined below), as it reserves the right to do at any time, and if you execute a general release of claims in a form acceptable to AXT, you will receive the following severance benefits:  (a) continuing payment of your last base salary for one (1) year after the date your employment terminates; and (b) provided you timely elect to continue your health insurance benefits under the applicable COBRA laws, the Company will reimburse you for the premiums necessary to maintain your health insurance coverage for a period of twenty-four (24) months following termination of your employment.  Notwithstanding the foregoing, in no event shall you continue to receive any benefits under this Section if you resign, are terminated for Cause (as defined below), or if your employment ends because of your death or disability, nor shall you receive any severance benefit under this Section on or after the date on which you begin employment with another employer.  You shall promptly give notice to the Chairman of the Board of AXT of any new employment you begin on or after the date of a termination from AXT that makes you eligible for benefits under this Section.

6.             Termination for Cause.  You may be terminated at any time, without notice for “Cause.”  The definition of “Cause” is as follows:  (a) You commit any act of fraud, misappropriation, theft, dishonesty, or other act of moral turpitude; (b) You breach or neglect the duties you are required to perform as President and Chief Executive Officer; (c) You engage in willful misconduct in the performance of your duties hereunder, commit insubordination (in the sole, reasonable discretion of AXT’s Board of Directors), or otherwise fail to perform your duties hereunder as directed by AXT’s Board of Directors; (d) You are guilty of, convicted of, or plead guilty or nolo contendre to, a felony, crime of moral turpitude or other serious offense; or (e) You fail to comply with AXT’s Code of Business Conduct or Ethics, or violate, in any material respects, your obligations in connection with certification of any periodic reports filed by AXT with the Securities and Exchange Commission.

AXT’s total liability to you in the event of termination of your employment under this Section shall be limited to the payment of your salary and other earned compensation through the effective date of termination.

7.             Termination on a Change of Control.  In the event that, after a Change of Control (as defined below), (i) you are terminated by the Company without Cause or (ii) you terminate your employment with the Company as a result of a Constructive Termination (as defined below), and if you execute a general release of claims in a form acceptable to AXT or the acquiring company, you will receive the following severance benefits:  (a) continuing payment of your last base salary for one (1) year after the date your employment terminates; and (b) provided you timely elect to continue your health insurance benefits under the applicable COBRA laws, the Company will reimburse you for the premiums necessary to maintain your health insurance coverage for a period of twenty-four (24) months following termination of your employment.  Notwithstanding the foregoing, in no event shall you continue to receive any benefits under this Section if you resign, are terminated for Cause (as defined below), or if your employment ends because of your death or disability, nor shall you receive any severance benefit under this Section on or after the date on which you begin employment with another employer.  You shall promptly give notice to the Chairman of the Board of AXT or the acquiring company of any new employment you begin on or after the date of such termination.

For purposes of this Section 7, a “Change of Control” shall mean a merger, consolidation, sale of substantially all assets of the Company or transfer of beneficial ownership (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of outstanding shares of the capital stock of the Company by 1 (one) or more shareholders of the Company, in which the shareholders of the Company immediately prior to such merger, consolidation, sale or transfer do not own at least 50% (fifty percent) of the combined voting power of the capital stock of the Company or surviving or successor corporation or entity immediately after such transaction.

“Cause” shall be as defined in Section 6, above.  “Constructive Termination” for purposes of this Section 7, only, shall mean any of the following:  (i) a greater than 15% (fifteen percent) reduction by the Company in your total compensation in effect immediately prior to such reduction (unless in connection with a reduction effecting all other executive officers of the Company similarly); or (ii) a requirement that you relocate to a new place of work that exceeds by at least 50 (fifty) miles the commute distance from your principal place of residence in the Fremont area to the AXT, Inc. Corporate Offices in Fremont prior to the time of the Change of Control; or (iii) a material adverse change in your position, causing such position to be of significantly less stature or of significantly less responsibility (it being understood that a mere change in title not otherwise resulting in the material adverse change described in this clause (iii) will not be deemed a Constructive Termination hereunder).

8.             Treatment of Equity Compensation Following a Change in Control.  Notwithstanding any provision to the contrary contained in any plan or agreement evidencing the Option, in the event of a Change in Control in which the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), does not assume the Company’s rights and obligations under the then-outstanding portion of the Option held by you or substitute for such portion of the Option substantially equivalent options for the Acquiror’s stock, then the vesting and exercisability of such Option shall be accelerated in full effective as of the date ten (10) days prior to but conditioned upon the consummation of the Change in Control, provided that you remain an employee or other service provider with the Company immediately prior to the Change in Control.  Except as set forth above, the treatment of stock-based compensation upon the consummation of a Change in Control shall be determined in accordance with the terms of the plans or agreements providing for such awards or options.

9.             Indemnification.  The Company agrees to indemnify you against any claims that arise in connection with your service as an Officer or Director of the Company pursuant to the Company’s standard form of indemnification agreement and applicable law.

10.           Directors and Officers Insurance.  Directors and Officers Insurance is currently maintained by the Company and, to the extent that such insurance remains available to the Company upon terms acceptable to the Company, the Company will use its best commercial efforts to continue to maintain such insurance at such levels as the Company’s Board of Directors may from time to time approve.

11.           Arbitration

(a)           Arbitration Required.

Any dispute, claim, or controversy arising out of or related to Employee’s employment with AXT or the termination of that employment shall be resolved exclusively through final and binding arbitration.  This agreement to arbitrate includes all state, federal, and foreign statutory or common law claims, including but not limited to discrimination claims arising under the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and the Age Discrimination in Employment Act, or claims under the California Labor Code.  Any demand for arbitration must be made within one (1) year of the termination of employment, provided, however, that if a claim arose under a statute or other rule of law providing for a longer time to file a claim, that statute or rule shall govern.

(b)           Costs or Fees.

All administrative costs of the arbitration, such as arbitrator and court reporting fees, shall be divided equally between AXT and Employee, unless otherwise required by law.  Each party shall bear its other costs of arbitration, including attorney’s fees, provided, however, that the arbitrator(s) may award attorney’s fees to the prevailing party under the provisions of any applicable law.

(c)           Representation.

Employee may, but is not required to, have an attorney represent him in preparation for and during the arbitration.  If Employee decides to use an attorney, Employee shall be solely responsible for the payment of his attorney’s fees and costs, subject to any statutory authority of the arbitrator to order reimbursement by Company.

(d)           Arbitration Procedure.

All disputes subject to arbitration under this Agreement shall be resolved pursuant to the then current Employment Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Service, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.  The arbitrator shall have the authority to make any award that would be made by a court, but the arbitrator shall not have the authority to amend, modify, supplement or change the terms and conditions of employment set forth in this Agreement or the Company’s policies.

(e)           Location.

The location of the arbitration shall be in Alameda County or San Francisco, California.

(f)            Waiver of Right to Jury Trial.

Employee agrees that if for any reason any dispute or controversy between him and AXT arising from or related to his employment or the termination of his employment is resolved in court rather than through arbitration, then trial of that dispute will be to a judge sitting without a jury, and Employee specifically waives any right he may have to trial by jury of any such dispute or controversy.

(g)           Survival.

Employee’s agreement to arbitrate and the terms of this Section 11 will survive the termination of Employee’s employment with Company.

(h)           Employee Acknowledgment.

EMPLOYEE UNDERSTANDS THAT HE ELECTING TO RESOLVE ANY DISPUTE, CLAIM OR CONTROVERSY DESCRIBED IN SECTION 11(A), ABOVE, IN AN ARBITRAL FORUM RATHER THAN A JUDICIAL FORUM AND THAT HE IS GIVING UP THE RIGHT TO A JURY TRIAL OF ANY SUCH DISPUTE, CLAIM, OR CONTROVERSY.

12.           Governing Law.  This agreement will be governed in accordance with the laws of California without reference to principles of conflicts of law.

13.           Entire Agreement.  This Agreement, together with the Confidential Information and Inventions Agreement you must sign as a condition of beginning employment, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations.  Any ambiguity in this Agreement shall not be construed against either party as the drafter.

14.           Modification or Waiver.  This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized member of the Board of Directors.  Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach.

15.           Successors and Assigns.  This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns.

16.           Severability.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible.

17.           Counterparts.  This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

18.           Miscellaneous.  Final employment by the Company is subject to your provision of eligibility for hiring as required by applicable INS regulations.

If the foregoing is acceptable, please execute a copy of this letter where provided below and return it to me.

Sincerely,

/s/ Jesse Chen
Jesse Chen, Chairman of the Board

The foregoing offer of employment is accepted on the terms presented.

/s/ Morris S. Young
Dr. Morris S. Young

July 16, 2009